Exhibit 10.12.1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	GlobeImmune, Inc.-NCI CRADA #02264

Amendment # 1

Cooperative Research and Development Agreement # 2264

“Preclinical and Clinical Development of GlobeImmune, Inc.’s

Proprietary Yeast-Based Tarmogens Expressing Tumor-Associated

Antigens for Cancer Immunotherapy”

The purpose of this amendment is to change certain terms of the above-referenced Cooperative Research and Development Agreement (CRADA). These changes are reflected below, and except for these changes, all other provisions of the original CRADA remain in full force and effect. Two originals of this amendment are provided for execution; one is to remain with the National Cancer Institute and the other is to remain with the Collaborator.

1.	The name of the Collaborator Principal Investigator is changed to:

David Apelian, M.D., Ph.D., M.B.A.,

Senior Vice-President Research & Development and Chief Medical Officer,

GlobeImmune, Inc.

2.	A new Appendix F shall be added to this CRADA as set forth immediately following the signature page to this Amendment #1.

3.	Additional changes to other portions of the Agreement are shown below, where underlining denotes addition of new text, and ~~strikethrough~~ denotes deletion of text.

Appendix A – Research Plan is changed as follows:

In the section entitled “Goal of this CRADA”:

The principal goal of this CRADA is to evaluate the potential therapeutic benefit of administering GlobeImmune, Inc.’s proprietary whole recombinant heat-killed yeast vaccine (referred to herein as “Tarmogens” ((Targeted Molecular Immunogens)) expressing NCI-supplied tumor antigens for the treatment and/or prevention of cancer in animals and in humans. Activities under this CRADA will involve the cooperation and collaboration of LTIB at NCI and the Division of Cancer Treatment and Diagnosis (DCTD) at NCI.

The subject matter of this CRADA including any in vitro and in vivo testing conducted by Dr. Jeffrey Schlom is strictly limited to the development of vaccines that utilize ~~NCI’s proprietary~~ tumor associated antigens and GlobeImmune, Inc.’s proprietary Tarmogens.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	GlobeImmune, Inc.-NCI CRADA #02264

The objectives of this CRADA will be divided into ~~two~~ four parts:

Part I: [*]

Part II: [*]

Part III: [*]

Part IV: [*]

In the section entitled “Work Scope of CRADA,” add the following:

Part III: [*]

Part IV: [*]

Under the section entitled “DESCRIPTION OF THE CONTRIBUTIONS AND RESPONSIBILITIES OF THE PARTIES”, “[*]” add:

• [*]

Under the section entitled “DESCRIPTION OF THE CONTRIBUTIONS AND RESPONSIBILITIES OF THE PARTIES”, “[*]” add:

• [*]

Signatures begin on the following page.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	GlobeImmune, Inc.-NCI CRADA #02264

ACCEPTED AND AGREED TO:

For the National Cancer Institute

/s/ Douglas R. Lowy	8/3/11
Douglas R. Lowy, M.D.	Date
Deputy Director, NCI

For Collaborator:

/s/ Timothy C. Rodell	8 Aug ‘11
Timothy C. Rodell, M.D.	Date
Chief Executive Officer and President

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	GlobeImmune, Inc.-NCI CRADA #02264

APPENDIX F

MATERIAL TRANSFER AGREEMENT FOR THIRD PARTIES

MATERIAL TRANSFER AGREEMENT

Provider: The U.S. Department of Health and Human Services, as represented by National Cancer Institute, an Institute, Center, or Division (“ICD”) of the National Institutes of Health

Recipient:

Provider’s Collaborator: GlobeImmune, Inc., a Delaware corporation having offices at 1450 Infinite Drive, Louisville, Colorado 80027

Whereas, the Provider is able to make available to the Recipient certain scientific research materials, developed by Provider and Provider’s Collaborator and in which Provider and/or Provider’s Collaborator have ownership rights;

The Provider and the Recipient agree to the following:

1. Provider agrees to transfer to Recipient’s Investigator named below the following material owned wholly or in part by Provider’s Collaborator (such material, the “Research Material”):

2. THIS RESEARCH MATERIAL MAY NOT BE USED IN HUMAN SUBJECTS. The Research Material will only be used for internal academic, non-commercial research purposes by Recipient’s investigator in his/her laboratory, for the Research Project (defined below), under suitable containment conditions and in accordance with the protocol set forth in Section 3. For clarity, the Research Material may not be used by Recipient for any of the following:

(i)	commercial purposes;

(ii)	research or other activities sponsored or funded by a commercial or for-profit entity;

(iii)	in combination with any other material that may be subject to the rights of a third party sponsor or commercial or for-profit entity; or

(iv)	a project pursuant to which Recipient or any of its employees or personnel may be obligated to grant rights to any third party sponsor or commercial or for-profit entity.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	GlobeImmune, Inc.-NCI CRADA #02264

Recipient agrees to comply with all Federal rules and regulations applicable to the Research Project and the handling of the Research Material. Recipient will not modify, reverse engineer, deconstruct, design around or in any way determine or analyze the structure or composition of the Research Material, or generate analogs, derivatives or formulations based on the Research Material. Recipient will maintain reasonable security measures with respect to the Research Materials, which security measures are no less strict than it maintains to protect its own valuable tangible property against loss, theft or destruction.

3. This Research Material will be used by Recipient’s investigator solely for the performance of the research protocol (“Research Project”) described with specificity on Attachment A.

4. Recipient agrees to treat in confidence, during the term of this Material Transfer Agreement and for a period of three (3) years thereafter, any information relating to the Research Material, and any other of Provider’s or Provider’s Collaborator’s written information about the Research Material except for information that was previously known to Recipient or that is or becomes publicly available or which is disclosed to Recipient without a confidentiality obligation. Provider shall use reasonable efforts to identify any such disclosures from Provider to Recipient as being CONFIDENTIAL by notice delivered to Recipient within thirty (30) days after the date of the disclosure.

(a)	Recipient may publish or otherwise publicly disclose the results of the Research Project; provided that, before Recipient submits a written document, including without limitation a paper or abstract, for publication or otherwise intends to publicly disclose information concerning the Research Project, Recipient shall notify Provider (and Provider shall have the right to disclose any such document to Provider’s Collaborator), and Provider will have forty-five (45) days to review the proposed disclosure to assure that Provider’s and Provider’s Collaborator’s CONFIDENTIAL information is protected, except when a shortened time period under court order or the Freedom of Information Act pertains. In all oral presentations or written publications concerning the Research Project, Recipient will acknowledge Provider’s and Provider’s Collaborator’s contribution of this Research Material unless requested otherwise.

(b)	At intervals mutually agreed upon by the parties during the Research Project, and upon completion of the Research Project, Recipient shall promptly and fully disclose to Provider any information, data, results, reports, and conclusions obtained or generated in the course of performing the Research Project. Provider shall have the right to disclose any such information, data, results, reports, and conclusions to Provider’s Collaborator; provided that, for clarity, such information, data, results, reports, and conclusions shall continue to be subject to Section 4(a).

5. As between the parties hereto, Provider and/or Provider’s Collaborator shall retain all right or interest in and to the Research Material, and any method or process on or relating thereto now or hereafter held by Provider and/or Provider’s Collaborator, and Recipient shall not represent to any person that it is the owner of the Research Material. Other than the limited right to use the Research Material for the Research Project as set

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	GlobeImmune, Inc.-NCI CRADA #02264

forth in Section 2, nothing in this Material Transfer Agreement shall be construed as conferring or granting any right, license or option to license to Recipient to any of Provider’s or Provider’s Collaborator’s CONFIDENTIAL information, the Research Material, or any patent or other proprietary rights now or hereafter held by Provider or Provider’s Collaborator. The Research Material represents a significant investment on the part of Provider and Provider’s Collaborator and is proprietary to Provider and Provider’s Collaborator. Recipient’s investigator therefore agrees to retain control over this Research Material and further agrees not to transfer the Research Material to any person not under her or his direct supervision without advance written approval of Provider. Any and all such persons conducting the Research Project that are under her or his direct supervision to whom the Research Materials are transferred shall be (a) under obligations of confidentiality at least as protective as those set forth in this Material Transfer Agreement and (b) required to assign any intellectual property conceived, reduced to practice, made, and/or developed by such person in connection with such access to the Research Material to Recipient. Provider and Provider’s Collaborator reserve the right to distribute the Research Material to others and to use it for their own purposes. When the Research Project is completed, the Research Material will be disposed of, if directed by Provider.

6. This Research Material is provided as a service to the research community. IT IS BEING SUPPLIED TO RECIPIENT WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Provider makes no representations that the use of the Research Material will not infringe any patent or proprietary rights of third parties.

7. Recipient shall retain title to any patent or other intellectual property rights in inventions made by its employees in the course of the Research Project, except as otherwise set forth in the first three sentences of Section 5. Recipient agrees not to claim, infer, or imply endorsement by the Government of the United States of America (hereinafter referred to as “Government”) of the Research Project, the institution or personnel conducting the Research Project or any resulting product(s). Unless prohibited by law from doing so, Recipient agrees to hold the Government and Provider’s Collaborator harmless and to indemnify the Government and Provider’s Collaborator for all liabilities, demands, damages, expenses and losses arising out of Recipient’s use, storage, or handling for any purpose of the Research Material.

8. The undersigned Provider and Recipient expressly certify and affirm that the contents of any statements made herein are truthful and accurate.

9. This Material Transfer Agreement shall be construed in accordance with Federal law as applied by the Federal courts in the District of Columbia.

10.	The Recipient agrees to notify the Provider and Provider’s Collaborator if any of the following occur:

(a)	The Recipient wishes to use the Research Materials for commercial purposes; and

(b)	The Recipient determines that it will file a patent application describing discoveries made using the Research Materials.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	GlobeImmune, Inc.-NCI CRADA #02264

11. This Material Transfer Agreement is effective upon the date of the last signature date below and will continue for twenty-four (24) months from the effective date, unless terminated by either party upon thirty (30) days prior written notice, or unless extended by mutual written agreement.

12. Modifications to the terms of this Material Transfer Agreement will be effective only upon execution of a written amendment authorized by both the Provider and Recipient. This Agreement, including without limitation any attachments hereto, contains the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous and contemporaneous communications, proposals, representations and agreements, whether oral or written, relating to the subject matter hereof.

Date	Recipient’s Investigator and Title

Date	Authorized Signature for Recipient and Title

Recipient’s Official and Mailing Address:

Date	Provider’s Investigator and Title

Date	Authorized Signature for Provider and Title

Provider’s Official and Mailing Address:

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Material Transfer Agreement and during the course of negotiation of this Material Transfer Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§ 3801-3812 (civil liability) and 18 U.S.C. § 1001 (criminal liability including fine(s) and/or imprisonment).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL	GlobeImmune, Inc.-NCI CRADA #02264

Read and acknowledged by Provider’s Collaborator (which, for clarity, is not a party to this Material Transfer Agreement, and Provider’s Collaborator grants no rights under this Material Transfer Agreement and PROVIDES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE RESEARCH MATERIAL OR ANY ACTIVITIES CONDUCTED UNDER THIS MATERIAL TRANSFER AGREEMENT, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS):

Date	Authorized Signature for Provider’s Collaborator and Title